Exhibit 10.2

Amendment

This is an amendment to the Stock Purchase Agreement and Plan of Reorganization signed between MediaG3, Inc., a Delaware corporation (collectively referred to as “MediaG3”) and Oriental Media Communications, Ltd., a Shanghai corporation (collectively referred to as (“Oriental Media”) on December 28, 2005.

In Recitals, Section A, the language should be replaced by the following:

Oriental Media has original registered capital of 1,000,000 RMB.

IN WITNESS OF, the parties have caused this amendment to be duly executed all as of the day and year as indicated below.

MediaG3, Inc.

a Delaware corporation

By:/s/William Yuan

Date: Dec. 28, 2005

       William Yuan, President

Oriental Media Communications, Ltd.

a Shanghai company

By:/s/Wilmington Huimin Yuan

Date: Dec. 28, 2005

    Yuan, Hui Min, Wilmington, Chairman and CEO